Exhibit 10.1

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of November 19, 2014 (this “Agreement”), is by and among LANDMARK INFRASTRUCTURE PARTNERS LP, a Delaware limited partnership (the “Partnership”), LANDMARK INFRASTRUCTURE PARTNERS GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC, a Delaware limited liability company (“OPCO”), LANDMARK INFRASTRUCTURE ASSET OPCO LLC, a Delaware limited liability company (“Blocker”), LANDMARK DIVIDEND LLC, a Delaware limited liability company (“Landmark”), LANDMARK DIVIDEND GROWTH FUND A — LLC, a Delaware limited liability company (“Fund A”) and LANDMARK DIVIDEND GROWTH FUND D — LLC, a Delaware limited liability company (“Fund D”) (each, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the General Partner and Landmark have caused the formation of the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (as amended from time to time, the “Delaware Partnership Act”), for the purpose of acquiring, owning and managing a portfolio of real property interests, as well as engaging in any other business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized under the Delaware Partnership Act;

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:

1.                                      Landmark formed the General Partner under the Delaware Limited Liability Company Act (as amended from time to time, the “Delaware LLC Act”) and contributed $1,000 in exchange for all of the limited liability company interests in the General Partner;

2.                                      Landmark, as the sole limited partner, and the General Partner, as the general partner, formed the Partnership under the Delaware Partnership Act, and Landmark contributed $1,000 for a 100% limited partner interest (the “Initial LP Interest”) in the Partnership.  The General Partner was designated as the 0%, non-economic general partner;

3.                                      The Partnership, as the sole member, formed OPCO under the Delaware LLC Act and made an initial capital contribution to OPCO in exchange for all of the limited liability company interests in OPCO;

4.                                      OPCO, as the sole member, formed Blocker under the Delaware LLC Act and made an initial capital contribution to Blocker in exchange for all of the limited liability company interests in Blocker;

WHEREAS, concurrently with the consummation of the transactions contemplated hereby and pursuant to the contribution, conveyance and assumption documents set forth on

Exhibit A (the “Conveyance Documents”), each of the following transactions will occur at the times specified herein:

1.              Fund A will convey: (i) a 100% limited liability company interest in LD Acquisition Company LLC, a Delaware limited liability company (“AcqCo 1”); (ii) a 100% limited liability company interest in LD Acquisition Company 2 LLC, a Delaware limited liability company (“AcqCo 2”); (iii) a 100% limited liability company interest in LD Acquisition Company 5 LLC, a Delaware limited liability company (“AcqCo 5”); (iv) a 100% limited liability company interest in LD Acquisition Company 6 LLC, a Delaware limited liability company (“AcqCo 6”); (v) a 100% limited liability company interest in Verus Management Two, LLC, a Delaware limited liability company (“Verus”); (vi) a 100% limited liability company interest in MD7 Funding One, LLC, a Delaware limited liability company (“MD7 Funding One”); and (vii) a 100% limited liability company interest in MD7 Capital Three, LLC, a Delaware limited liability company (“MD7 Capital Three” and together with AcqCo 1, AcqCo 2, AcqCo 5, AcqCo 6, Verus and MD7 Funding One, the “Fund A Project Companies”) to the Partnership as a capital contribution in exchange for: (i) 632,936 Common Units, (ii) 437,927 Subordinated Units, (iii) the assumption of $29,858,966 in outstanding indebtedness under the Fund A Credit Agreement (the “Fund A Indebtedness”) and (iv) the right to receive $ 19,869,521 in cash (the “Fund A Cash Consideration”).

2.              Fund D will convey: (i) a 100% limited liability company interest in LD Acquisition Company 7 LLC, a Delaware limited liability company (“AcqCo 7”) and (ii) a 100% limited liability company interest in LD Acquisition Company 9 LLC, a Delaware limited liability company (“AcqCo 9” and together with AcqCo 7, the “Fund D Project Companies,” and together with the the Fund A Project Companies, the “Target Project Companies”) to the Partnership as a capital contribution in exchange for: (i) 1,419,729 Common Units, (ii) 630,187 Subordinated Units, (iii) the assumption of $64,298,452 in outstanding indebtedness under the Fund D Credit Agreement (the “Fund D Indebtedness”) and (iv) the right to receive $43,892,593 in cash (the “Fund D Cash Consideration”), a portion of which is reimbursement for certain capital expenditures incurred with respect to the assets of Fund D pursuant to Treasury regulations section 1.707-4(d).

3.              The Partnership will redeem the Initial LP Interest from Landmark and will refund Landmark’s initial capital contribution of $1,000, as well as any interest or other profit that may have resulted from the investment or other use of such initial capital contribution.

WHEREAS, effective as of the consummations the transactions contemplated hereby, OPCO, as borrower, and the Partnership, Blocker, the Target Project Companies, as guarantors, entered into a $190.0 million senior secured revolving credit facility with SunTrust Bank, as administrative agent, and each lender from time to time party thereto (the “Credit Facility”);

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the matters provided for in Article II will occur in accordance with its respective terms; and

WHEREAS, the stockholders, members or partners of the Parties have taken or caused to be taken all corporate, limited liability company and partnership action, as the case may be, required to approve the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms below:

“Closing Date” means the date on which the closing of the purchase and sale of Common Units to the Underwriters pursuant to the Underwriting Agreement occurs.

“Closing Time” means the time on the Closing Date at which the closing of the purchase and sale of Common Units to the Underwriters pursuant to the Underwriting Agreement occurs.

“Common Unit” means a common unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Effective Time” means 12:01 a.m. Eastern Time on the Closing Date.

“Fund A Credit Agreement” means that certain Credit Agreement dated as of April 16, 2012 among Fund A, each subsidiary of Fund A party thereto, each lender from time to time party thereto and Texas Capital Bank, N.A., as administrative agent (as amended by the First Amendment to Credit Agreement dated as of May 15, 2012 and the Second Amendment to Credit Agreement dated as of June 28, 2012).

“Fund D Credit Agreement” means that certain Credit Agreement dated as of June 21, 2012 among Fund D, each subsidiary of Fund D party thereto, each lender from time to time party thereto and Bank of America, N.A., as administrative agent (as amended by the First Amendment to Credit Agreement dated as of September 27, 2012, the Second Amendment to Credit Agreement dated as of December 17, 2012, the Third Amendment to Credit Agreement dated as of March 22, 2013 and the Fourth Amendment to Credit Agreement dated as of June 27, 2013).

“Incentive Distribution Rights” means a limited partner interest in the Partnership having the rights and obligations specified with respect to Incentive Distribution Rights in the Partnership Agreement (and no other rights otherwise available to or other obligations of a holder of an equity interest in the Partnership).

“Offering” means the initial public offering of the Partnership’s Common Units pursuant to the Registration Statement.

“Omnibus Agreement” means that certain Omnibus Agreement, dated as of the Closing Date, among Landmark, Landmark Dividend Growth Fund — C LLC, a Delaware limited liability company, Landmark Dividend Growth Fund — E LLC, a Delaware limited liability company, Landmark Dividend Growth Fund — F LLC, a Delaware limited liability company, Landmark Dividend Growth Fund — G LLC, a Delaware limited liability company, Landmark Dividend Growth Fund — H LLC, a Delaware limited liability company, the General Partner and the Partnership, as such agreement may be amended, supplemented or restated from time to time.

“Option Period” means the period from the Closing Date to the date that is thirty days after the Closing Date.

“Option Units” has the meaning set forth in Article III.

“Original Partnership Agreement” means that certain Agreement of Limited Partnership of the Partnership, dated as of July 28, 2014.

“Over-Allotment Option” has the meaning assigned to it in the Partnership Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the Closing Date.

“Registration Statement” means the Registration Statement on Form S-11 filed with the United States Securities and Exchange Commission (Registration No. 333-199221), as amended.

“Subordinated Unit” means a subordinated unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Transferred Assets” has the meaning set forth in Section 2.12.

“Underwriters” means the members of the underwriting syndicate listed in the Underwriting Agreement.

“Underwriting Agreement” means the firm commitment underwriting agreement entered into by and among the Partnership and the underwriters named in the Registration Statement with respect to the Offering.

ARTICLE II
CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS

Each of the following transactions set forth in Sections 2.1 through 2.5 shall be completed as of the Effective Time in the order set forth herein:

2.1                               Execution of the Partnership Agreement.  The General Partner and Landmark, as the organizational limited partner, shall amend and restate the Original Partnership Agreement by executing the Partnership Agreement in substantially the form included in Appendix A to the Registration Statement, with such changes as the General Partner and Landmark may agree.

2.2                               Issuance of the Incentive Distribution Rights.  The Partnership hereby issues the Incentive Distribution Rights to the General Partner.

2.3                               Contribution of Fund A Project Companies.  Fund A hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership a 100% limited liability company interest in each of the Fund A Project Companies as a capital contribution in exchange for: (i) 632,936 Common Units representing an 8.1% limited partnership interest in the Partnership, (ii) 437,927 Subordinated Units representing a 5.6% limited partnership interest in the Partnership, (iii) the assumption by OPCO of the Fund A Indebtedness and (iv) a right to receive the Fund A Cash Consideration.  The Partnership and OPCO hereby accept the Fund A Project Companies and the assumption of the Fund A Indebtedness as a capital contribution to the Partnership.

2.4                               Contribution of Fund D Project Companies.  Fund D hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership a 100% limited liability company interest in each of the Fund D Project Companies as a capital contribution in exchange for: (i) 1,419,729 Common Units representing an 18.1% limited partnership interest in the Partnership, (ii) 630,187 Subordinated Units representing an 8.0% limited partnership interest in the Partnership, (iii) the assumption by OPCO of the Fund D Indebtedness and (iv) a right to receive the Fund D Cash Consideration.  The Partnership and OPCO hereby accept the Fund D Project Companies and the assumption of the Fund D Indebtedness as a capital contribution to the Partnership.

2.5                               Landmark Cash Contribution.  Landmark shall make a capital contribution to the Partnership of $39,272,905 in cash in exchange for 2,066,995 Subordinated Units representing a 26.4% limited partnership interest in the Partnership.

Each of the following transactions set forth in Sections 2.6 through 2.12 shall be completed as of the Closing Time, and in any event only after completion of the transactions set forth in Sections 2.1 through 2.5, in the order set forth herein:

2.6                               Public Cash Contribution.  The Parties acknowledge that, in connection with the Offering, public investors, through the Underwriters, have made a capital contribution to the Partnership of $47,203,125 in cash in exchange for 2,650,000 Common Units (the “Firm Units”) representing a 33.8% limited partner interest in the Partnership, and new limited partners are being admitted to the Partnership in connection therewith.

2.7                               Payment of the Cash Consideration.  The Partnership shall pay the Fund A Cash Consideration to Fund A and the Fund D Cash Consideration to Fund D.

2.8                               Entry into the Credit Facility.  OPCO, the Partnership and the other parties thereto shall enter into the Credit Facility.

2.9                               Payment of Transaction Expenses and Outstanding Indebtedness.  The Parties acknowledge (a) the payment by the Partnership, in connection with the closing of the Offering, of transaction expenses in the amount of approximately $0.4 million, excluding underwriting discounts of $3,146,875 in the aggregate but including (i) a structuring fee of 0.75% of the gross proceeds of the Offering payable to certain of the Underwriters (the “Structuring Fee”) and (ii) reimbursement of certain expenses by the Underwriters, (b) the repayment by the Partnership of $19,157,418 of outstanding indebtedness under the Credit Facility and (c) the payment by the Partnership to the administrative agent under the Credit Facility of $2,907,451 for commitment fees and reimbursement of certain expenses.

2.10                        Project Companies Contribution.  The Partnership hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to OPCO a 100% limited liability company interest in each of the Target Project Companies as a capital contribution.

2.11                        Redemption of the Initial LP Interest from the Partnership and Return of Initial Capital Contribution.  The Partnership hereby redeems the Initial LP Interest held by Landmark and hereby refunds and distributes to Landmark the initial contribution, in the amount of $1,000, made by Landmark in connection with the formation of the Partnership, along with any interest or other profit that resulted from the investment or other use of such initial contribution.

2.12                        Conveyance of Assets to Blocker.  Certain of the Target Project Companies shall convey all right, title and interest of such Target Project Companies in and to those assets of such Target Project Companies identified on Schedule 2.12 attached hereto (with respect to each applicable Target Project Companies, the “Transferred Assets”) to Blocker on behalf of OPCO by execution and delivery of appropriate deeds, assignments, bills of sale or other conveyance instruments in favor of Blocker as may be necessary or appropriate to vest fully and effectively in the Blocker the Transferred Assets of each of the Target Project Companies.

ARTICLE III
EXERCISE OF OVER-ALLOTMENT OPTION

If the Over-Allotment Option is exercised in whole or in part, the Underwriters will contribute additional cash to the Partnership in exchange for up to an additional 397,500 Common Units representing a 5.1% limited partner interest in the Partnership (the “Option Units”) at the Offering price per Common Unit set forth in the Registration Statement, net of underwriting discounts and the Structuring Fee, and the Partnership shall use the net proceeds from that exercise to redeem from Fund A and Fund D, on a pro rata basis, the number of Common Units issued upon such exercise.

ARTICLE IV
FURTHER ASSURANCES

From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (i) to more fully assure that the applicable Parties owns all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (ii) to more fully and effectively vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (iii) to more fully and effectively carry out the purposes and intent of this Agreement.

ARTICLE V
ORDER OF COMPLETION AND EFFECTIVENESS OF TRANSACTIONS

5.1                               Order of Completion of Transactions.  The transactions provided for in Sections 2.1 through 2.5 shall be completed as of the Effective Time in the order set forth in Article II.  The transactions provided for in Sections 2.6 through 2.12 shall be completed as of the Closing Time in the order set forth in Article II.

5.2                               Effectiveness of Transactions.  Notwithstanding anything contained in this Agreement to the contrary, (a) none of the provisions of Sections 2.1 through 2.5 shall be operative or have any effect until the Effective Time and (b) none of the provisions of Sections 2.6 through 2.12 or Article III shall be operative or have any effect until the Closing Time, at which respective time all such applicable provisions shall be effective and operative in accordance with Section 5.1 without further action by any Party.

ARTICLE VI
MISCELLANEOUS

6.1                               Costs.  Except for the transaction expenses set forth in Section 2.9, the Partnership shall pay all expenses, fees and costs, including, but not limited to, all sales, use and similar taxes arising out of the contributions, distributions, conveyances and deliveries to be made under Article II and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith.  In addition, the Partnership shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the implementation of any conveyance or delivery pursuant to Article IV (to the extent related to any of the contributions, distributions, conveyances and deliveries to be made under Article II).

6.2                               Headings; References; Interpretation.  All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement.  All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or other words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

6.3                               Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

6.4                               No Third Party Rights.  The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

6.5                               Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

6.6                               Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.  Each Party hereby submits to the jurisdiction of the state and federal courts of Delaware and to venue in the state and federal courts in New Castle County, Delaware.

6.7                               Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.  Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

6.8                               Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written agreement of all the Parties.  Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.  Notwithstanding anything in the foregoing to the contrary, any amendment executed by the Partnership or any of its subsidiaries shall not be effective unless and until the execution of such amendment has been approved by the conflicts committee of the General Partner’s board of directors.

6.9                               Integration.  This Agreement and the instruments referenced herein and in the exhibits attached hereto supersede all previous understandings or agreements among the parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments.  This Agreement and such instruments contain the entire understanding of the

Parties with respect to the subject matter hereof and thereof.  There are no unwritten oral agreements between the parties.  No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or from part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

6.10                        Deed; Bill of Sale; Assignment.  To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties to this Agreement have caused it to be duly executed as of the date first above written.

LANDMARK DIVIDEND LLC

By: Landmark Dividend Holdings II LLC, its Managing Member

By: Landmark Dividend Holdings, LLC, its Managing Member

By:	/s/ Arthur P. Brazy, Jr.
Name:	Arthur P. Brazy
Title:	President

LANDMARK DIVIDEND GROWTH FUND A — LLC

By: Landmark Dividend Management LLC, its managing member

By:	/s/ Arthur P. Brazy, Jr.
Name:	Arthur P. Brazy
Title:	President

LANDMARK DIVIDEND GROWTH FUND D — LLC

By: Landmark Dividend Management LLC, its managing member

By:	/s/ Arthur P. Brazy, Jr.
Name:	Arthur P. Brazy
Title:	President

Signature page to Contribution Agreement

LANDMARK INFRASTRUCTURE PARTNERS LP
By: Landmark Infrastructure Partners GP LLC,
General Partner of Landmark Infrastructure Partners LP

By:	/s/ George P. Doyle
Name:	George P. Doyle
Title:	Chief Financial Officer and Treasurer

LANDMARK INFRASTRUCTURE PARTNERS GP LLC

By:	/s/ George P. Doyle
Name:	George P. Doyle
Title:	Chief Financial Officer and Treasurer

LANDMARK INFRASTRUCTURE OPERATING LLC

By:	/s/ Arthur P. Brazy, Jr.
Name:	Arthur P. Brazy, Jr.
Title:	Chief Executive Officer

LANDMARK INFRASTRUCTURE ASSET OPCO LLC

By:	/s/ Arthur P. Brazy, Jr.
Name:	Arthur P. Brazy, Jr.
Title:	Chief Executive Officer

Signature page to Contribution Agreement

Exhibit A

Conveyance Documents

1.                                      Assignment of LLC Interests, dated as of November 19, 2014, by and between Landmark Growth Fund A — LLC and Landmark Infrastructure Operating Company LLC.

2.                                      Assignment of LLC Interests, dated as of November 19,2014, by and between Landmark Growth Fund D — LLC and Landmark Infrastructure Operating Company LLC.

Exhibit A-1